                                                                  Exhibit 10.47


                             SEPARATION AGREEMENT


     THIS SEPARATION AGREEMENT (the "AGREEMENT") is made effective as of the 6th day of January, 1999 ("RESIGNATION DATE") by and between Esmond T. Goei, a resident of the State of California ("EMPLOYEE"), and NHancement Technologies Inc., a Delaware corporation (the "COMPANY"), with its principal place of business located at 39420 Liberty Street, Suite 250, Fremont, California, 94538.


                                  RECITALS

     A. The Company and Employee are parties to that certain employment agreement dated October 30, 1996, as amended ("EMPLOYMENT AGREEMENT"), in which the Company and Employee had agreed to an employment term starting on February 3, 1997 and ending on February 3, 2000, and for such additional term as may be agreed to in writing by the Company and Employee.

     B. Employee is the President and Chief Executive Officer of the Company (the "OFFICER").

     C.   As of January 15, 1999, Employee has accrued vacation time.

     D. The Employee has executed and delivered to Company a Non-Negotiable Unsecured Promissory Note, dated April 18, ("UNSECURED NOTE"), with a maturity date of April 18, 1999.

     E. The combined Compensation and Audit Committees of the Board of Directors of the Company has approved a payment of Seventy Thousand Dollars ($70,000) for moving, relocation and extraordinary housing expenditures resulting from Employees relocation from Colorado to California ("RELOCATION EXPENSES").

     F. Company and Employee AGREED (i) to terminate Employee's employment with the Company, (ii) to effect Employee's resignation as the Officer and
(iii) to remove Employee as the responsible party on all matters related to the Company.

     NOW, THEREFORE, in reliance on the foregoing recitals and in consideration of the mutual covenants contained herein, the parties agree as follows:

                                   AGREEMENT

1    RESIGNATION DATE. Effective as of the Resignation Date, (i) Employee
hereby resigns as the Officer and the Company removes Employee as the responsible party on all matters related to the Company, (ii) Employee's employment relationship with the Company as specified in the Employment Agreement shall terminate and cease to exist and (iii) Employee shall cease to receive his regular

NHancement Technologies Inc.
Separation Agreement
Page 2


employment salary, bonus and other compensation under the Employment Agreement, except as provided below. Employee shall remain in the status of an employee of Company through May 15, 1999, however, Employee's status as an employee shall not restrict Employee from conducting other business or seeking employment, nor does Employee's status as an employee require that Employee spend any time in Nhancement except as otherwise provided in paragraph 6 herein.

2. SEVERANCE PAYMENT. Employee shall receive his regular rate of pay ($17,500 per month) through January 15, 1999. Employee shall receive severance payment equal to six and one half (6 1/2) months pay at Employees regular rate which shall be paid as follows: three and one half (3 1/2) months payment ($61,250) shall be paid upon expiration of the seven (7) day revocation period described in Section 15 below (the "Initial Payment") and the remaining three (3) months payment ($52,500) shall be paid in equal installments, or an amount greater than equal installments over a period of no longer than four (4) months after payment of the Initial Payment.
Employee shall receive one-time payment for Employee's accrued vacation days ("VACATION PAY") with the Initial Payment. Employee hereby acknowledges that the amount of Vacation Pay represents payment in full for all accrued vacation time owed by the Company.

3. UNSECURED NOTE AND RELOCATION EXPENSES. The Company and Employee hereby agree that the amounts owed by Employee under the Unsecured Note and by the Company for Relocation Expenses shall be offset one against the other and any amount that Relocation Expenses exceed the Unsecured Note shall be paid to Employee with the Initial Payment.

4. WARRANTS. The Company hereby grants to Employee warrants to purchase 50,000 shares of the Common stock of the Company at the lower of $1 per share or the closing bid price on the Resignation Date. Warrants are effective for three (3) years from the date of this Agreement and will carry substantially the same registration rights as warrants previously granted by the Company.
A form of the Warrant provisions shall be attached hereto as Exhibit A, and Warrant provisions shall contain a net exercise provision that allows for payment to Employee of net proceeds in stock at the then current fair market value of the stock.

5. COMPANY PROPERTY. On or before Employee receives the final installment of Severance Payment, Employee shall return to the Company all Company property in his possession except for the Company automobile and laptop computer (IBM ThinkPad) and accessories. Employee and Company agree that Employee may use the Company cell phone and telephone calling card in an amount not to exceed $250.00 per month for a period of four (4) months from the date of this Agreement or receipt of the final installment of Severance Payment, whichever is longer ("Employment Period"). Employee may use the automobile until the lease on the automobile expires on July 7, 1999 and Employee will return the automobile no later than the lease expiration date. Employee will not be responsible for making lease payments on the automobile however; Employee shall be responsible for all end-of-lease charges on the automobile. Employee will have the first right to purchase the automobile according to the terms of the lease upon lease expiration. Employee agrees that he will deliver to the Company and not keep or deliver to anyone else, any and all records, documents, notes, memoranda, specifications,

NHancement Technologies Inc.
Separation Agreement
Page 3


devices, and in general any and all material relating to the Company's business. Company shall maintain the current levels of insurance on the leased vehicle used by Employee.

6. EMPLOYMENT STATUS. During the period Employee remains as an employee he shall not be required to perform service for the Company, keep regular hours, or report to any individual, except for expeditiously signing documents requested by BDO Seidman relating to the 1998 audit in process as of the date of this Agreement and to advise and counsel the Company's officers as reasonably requested, if availability permits.

7. EXPENSES. All expenses proposed to be charged by Employee to the Company from the date of this Agreement up to the end of your employment with the Company must first be approved in writing by Mr. Douglas Zorn or Linda Moore on the company's behalf. Reimbursement for approved expenses shall be made within 5 business days.

8. CONFIDENTIALITY. Employee agrees to hold in strictest confidence and not to disclose to any person, firm or corporation or to use to compete with the Company, without the express written authorization of the Company, any confidential or proprietary information relating to the Company's business. Confidential or proprietary information includes, but is not limited to: trade secrets, processes, formulas, computer programs, data, know-how, inventions, improvements, techniques, marketing plans, forecasts, discounts, and customer and supplier lists. Employee and the Company agree to hold in the strictest confidence the terms and conditions of Employee's employment with the Company, this agreement and circumstances related to the Employee's separation from the Company except such disclosures as required by law or regulation.

9.    NON-SOLICITATION OF EMPLOYEES. Employee agrees that for a period of two
(2) years after the execution of this Agreement, he will not attempt to recruit or hire, either directly or indirectly, employees of the Company.

10. CONTINUATION OF BENEFITS. Employee shall continue to be covered by the Company's medical plans and group insurance in which Employee is currently enrolled until May 15, 1999. Upon the termination of Employee's medical coverage, Employee will be entitled to elect his COBRA right to extend coverage at his own cost and expense and the Company will provide Employee with the necessary forms to make his election.

11. CONTINUATION OF D&O INSURANCE. The Company will use commercially reasonable efforts to maintain D&O insurance coverage on the Employee, officers and directors of the Company for at least one (1) year from the date of this agreement.

12. RELEASE. In consideration of the Company paying Vacation pay, offering Employee use of Company property providing the other consideration hereunder, Employee hereby releases and discharges the Company (and its directors, officers, employees and attorneys) from any and all debts, demands, actions, causes of action, suits, claims, or liabilities of any kind, both at law and in equity, which Employee or his successors in interest now have, ever have had or may have in the future, known

NHancement Technologies Inc.
Separation Agreement
Page 4


or unknown, suspected or unsuspected, against the Company arising from or in any manner related to Employee's employment with the Company or the termination of such employment. This release includes any claim for wrongful discharge, breach of the covenant of good faith and fair dealing, defamation, interference, fraud or misrepresentation, benefits, vacation pay, severance or other compensation of any sort, harassment or discrimination on the basis of race, color, national origin, religion, age, sex, sexual orientation, disability or marital status, and/or violation of any and all statutes, rules, regulations or ordinances whether state, federal or local, including without limitation the Fair Employment and Housing Act, as amended, Title VII of the Civil Rights Act, as amended, the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), and the Americans with Disabilities Act. As used in this Section, the term "employment" shall mean employment with the Company that has occurred prior to the Resignation Date.

     In consideration of Employee's resignation as President and Chief Executive Officer of the Company and other consideration provided hereunder, the Company hereby releases and discharges Employee, his successors and assigns from any and all debts, demands, actions, causes of action, suits, claims or liabilities of any kind, both at law and in equity, which Company or its successors in interest now have, ever have had or may have in the future, known or unknown, suspected or unsuspected, against the Employee arising from or in any manner related to Employee's employment with the Company or the termination of such employment.

13. ACKNOWLEDGMENTS. Employee acknowledges that he is waiving and releasing any rights he may have against the Company and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise from events occurring after the date Employee signs this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which he was already entitled.

14. FREE NEGOTIATION OF AGREEMENT. Employee and the Company acknowledge that this Agreement was freely entered into and negotiated and that both parties had the opportunity to make proposals, counter proposals and to exchange information and that neither party took a fixed position in regard to reaching this Agreement.

15. LEGAL AND FINANCIAL ADVICE. Employee further acknowledges that he has been advised to consult an attorney and a financial advisor for advice regarding the effect of this Agreement prior to signing it. Employee understands that he has the right to revoke this Agreement for seven (7) days after signing ("Revocation Period") and that this Agreement shall not be effective until the Revocation Period has expired. Employee acknowledges that the only promises made to him about this Agreement are provided in this Agreement.

15. WAIVER. Employee and Company acknowledges and fully understands the statutory language of Section 1542 of the Civil Code of the State of California and, having been so apprised, and except as provided herein, each agrees nevertheless to waive any and all rights or benefits which they may now

NHancement Technologies Inc.
Separation Agreement
Page 5


have, or in the future may have, under the terms of Section 1542 of the California Civil Code which states:

          "SECTION 1542. GENERAL RELEASE; EXTENT. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the Release, which if known by him must have materially affected his settlement with the debtor."

16. FULL AGREEMENT. This Agreement supersedes any prior written or verbal adjustment of the termination of Employee's employment and constitutes a complete resolution of all claims against the Company. There may be no modification of this Agreement except in writing signed by the party to be bound. If any of the above provisions are found null, void, or inoperative for any reason, the remaining provisions will remain in full force and effect.

17. NON-ADMISSION. This Agreement constitutes the compromise and settlement of disputed claims. Nothing contained in this Agreement shall constitute, be construed as, or be deemed to be an admission of fault, liability or wrongdoing on the part of any party. The Company and Employee expressly deny any fault, liability or wrongdoing on behalf of themselves and on behalf of each other.

18. PRESS RELEASE. The Company and Employee agree to prepare and release a mutually acceptable press release concerning this Agreement.

19. FULL UNDERSTANDING. Employee and the Company acknowledge that each of them have read this Agreement in its entirety with full understanding of the terms, nature, and effect of this Agreement, which they voluntarily execute in good faith and deem to be a fair and equitable settlement of this matter.

20. ATTORNEY'S FEES AND COSTS. In any action to enforce the terms of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees, expenses, and costs in connection with such action. In addition, the Company agrees to pay Employee's reasonable and substantiated legal fees related to the negotiation and preparation this Agreement in an amount not to exceed $1000.

NHancement Technologies Inc.
Separation Agreement
Page 6


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


THE COMPANY:  NHANCEMENT TECHNOLOGIES INC.

BY:    /s/ Douglas S. Zorn, CFO
     ----------------------------
ITS:       Douglas S. Zorn, CFO
     ----------------------------
DATE:      1/6/99
     ----------------------------


EMPLOYEE:  ESMOND T. GOEI

       /s/ Esmond T. Goei
---------------------------------
DATE:      Jan 6, 1999
     ----------------------------

                         NHANCEMENT TECHNOLOGIES INC.
                         ----------------------------


Issued as of the 6th day                      (1)   Aggregate Price: $50,000.00
of January, 1999                              (2)   Initial Warrant Price: $1.00
                                              (3)   Number of Shares Initially
                                                    Subject to Warrant: 50,000

NEITHER THIS WARRANT, NOR THE COMMON STOCK TO BE ISSUED UPON EXERCISE HEREOF, HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("1933 SECURITIES ACT"), OR QUALIFIED OR REGISTERED UNDER CALIFORNIA OR OTHER APPLICABLE SECURITIES LAWS ("STATE SECURITIES LAWS"), AND THIS WARRANT HAS BEEN, AND THE COMMON STOCK TO BE ISSUED UPON EXERCISE HEREOF WILL BE, ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. NO SUCH SALE OR OTHER DISPOSITION MAY BE MADE WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 SECURITIES ACT AND COMPLIANCE WITH THE APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER AND ITS COUNSEL, THAT SAID REGISTRATION IS NOT REQUIRED UNDER THE 1933 SECURITIES ACT AND THAT APPLICABLE STATE SECURITIES LAWS HAVE BEEN SATISFIED.

                              COMMON STOCK WARRANT

     This certifies that ESMOND T. GOEI, ("PURCHASER"), whose address for notice is located at 2003 Tripiano Court, Mountain View, California, 94040, or any party to whom this Warrant is assigned in compliance with the terms hereof (Purchaser and any such assignee being hereinafter sometimes referenced as "HOLDER"), is entitled to subscribe for and purchase, during the period commencing at the issue date set forth above and ending at the later of (i) 5:00 p.m., California, local time, on the third (3rd) anniversary of such issue date, (ii) 5:00 p.m., California, local time, on the date three (3) years after Purchaser ceases rendering services to the Company pursuant to that certain Separation Agreement between Purchaser and the Company dated January 6, 1999 ("SEPARATION AGREEMENT"), the number of shares of fully paid and nonassessable Common Stock ("COMMON STOCK") of NHANCEMENT TECHNOLOGIES INC., A DELAWARE CORPORATION (the "COMPANY"), that have an aggregate purchase price equal to the Aggregate Price as defined below. The purchase price of each such share shall be equal to the Warrant Price, as defined below. The Warrant was issued to Purchaser pursuant to the Separation Agreement.

                                  ARTICLE 1
                                 DEFINITIONS
                                 -----------

1.1       "AGGREGATE PRICE" shall be $50,000.00

1.2       "WARRANT PRICE" shall be One Dollar ($1.00), as adjusted herein.

                                  ARTICLE 2
                             EXERCISE AND PAYMENT
                             --------------------

(i) CASH EXERCISE. The purchase rights represented by this Warrant may be exercised by Holder, in whole or in part, by the surrender of this Warrant at the principal office of the Company, located at the address set forth on the signature page hereof, accompanied by the form of Notice of Cash Exercise attached hereto as Exhibit "B-1", and by the payment to the Company, by cash or by certified, cashier's or other check acceptable to the Company, of an amount equal to the aggregate Warrant Price of the shares being purchased.

2.2   NET ISSUE EXERCISE. In lieu of exercising this Warrant pursuant to
Section 2.1, Holder may elect to receive shares of Common Stock equal to the value of this Warrant determined in the manner described below (or of any portion thereof remaining unexercised) by surrender of this Warrant at the principal office of the Company together with the form of Notice of Cashless

Common Stock Warrant
Page 2


Exercise attached hereto as Exhibit "B-2", in which event the Company shall issue to Holder a number of shares of the Company's Common Stock computed using the following formula:

                       Y (A-B)
                X = ------------
                         A

Where X = the number of shares of Common Stock to be issued to Holder.

      Y = the number of shares of Common Stock purchasable under this Warrant
           (at the date of such calculation).

      A = the fair market value of one share of the Company's Common Stock
           (at the date of such calculation).

      B = Warrant Price.

2.3 FAIR MARKET VALUE. For purposes of this Article II, fair market value of one share of the Company's Common Stock shall mean:

     (i) The average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary, the last reported sale price of the Common Stock or the closing price quoted on the Nasdaq National Market System ("NMS") or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the trading day prior to the date of determination of fair market value; or

     (ii) If the Common Stock is not traded Over-The-Counter, on the NMS or on an exchange, the per share fair market value of the Common Stock shall be as determined by mutual agreement of the Company and the Holder; provided, however that if such agreement cannot be reached within twenty (20) calendar days, such value shall be determined by an independent appraiser appointed in good faith by the Company's Board of Directors. The cost of such appraisal shall be borne equally by the Company and the Holder. Such appraiser shall meet the following criteria: (a) it shall not be associated or affiliated with the Company in any fashion and shall not have previously provided services to the Company; (b) the appraiser shall have reasonable qualifications to appraise the value of the Common Stock; (c) it is not (and none of its affiliates is) a promoter, director or officer of the Company or any of its affiliates or an underwriter with respect to any of the securities of the Company; and (d) it does not provide any advice or opinions of the Company except as an appraiser under this section. In the event such an appraisal is required it should be conducted under the following procedures: the Company shall select the appraiser within ten (10) days of receipt of written notice from the Holder that agreement cannot be reached and the Company shall submit the name of such appraiser to Holder. Twenty (20) days after selection of the appraiser, the Company and the Holder shall each submit to the appraiser a single value representing such party's contention as to the fair market value of one share of the Company's Common Stock. Within fifteen (15) days after receipt of the submission of the Company and the Holder, the appraiser shall select one of the two values submitted by the parties, and such value shall be the fair market value of one share of the Common Stock for purpose of this Warrant. The appraiser shall have no discretion to take any action other than selection of one of the two values submitted to the appraiser. The parties may submit to the appraiser and one another, at the time they submit their respective single values, such supporting documentation as they deem necessary or appropriate. The parties shall have the opportunity seven (7) business days after receipt of the other party's proposed valuation and supporting documentation to provide the appraiser and each other with supplemental written information. The appraiser may, in its discretion, hold a single six (6) hour hearing on valuation issues. If a hearing is held, each party shall be allocated three (3) hours. The appraiser may conduct the hearing in accordance with any rules of procedure it deems appropriate. The value selected by the appraiser shall be final and binding upon the parties without any further right of appeal.

Common Stock Warrant
Page 3


2.4 STOCK CERTIFICATES. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to Holder within a reasonable time and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the remaining unexercised Aggregate Price shall also be issued to Holder at such time.

2.5 AUTOMATIC EXERCISE. To the extent this Warrant is not previously exercised, and if the fair market value of one share of the Company's Common Stock is greater than the Warrant Price, as adjusted, this Warrant shall be deemed automatically exercised in accordance with Section 2.2 hereof (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the fair market value of one share of the Company's Common Stock upon such expiration shall be the fair market value determined pursuant to Section 2.3 above. To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 2.5, the Company agrees to notify Holder within a reasonable period of time of the number of shares of the Company's Common Stock, if any, Holder is to receive by reason of such automatic exercise.

2.6 STOCK FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof (excluding taxes based on the income of Holder). The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for issuance a sufficient number of shares of its Common Stock or other securities as would be required upon the full exercise of the rights represented by this Warrant (including conversion of all such Common Stock issuable hereunder).

2.7 FRACTIONAL SHARES. No fractional share of Common Stock will be issued in connection with any exercise hereof; in lieu of a fractional share upon complete exercise hereof, Holder may purchase a whole share by delivering payment equal to the appropriate portion of the then effective Warrant Price.


                                  ARTICLE 3
     CERTAIN ADJUSTMENTS OF NUMBER OF SHARES PURCHASABLE AND WARRANT PRICE

     The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

3.1 RECLASSIFICATION, CONSOLIDATION OR MERGER. In case of: (i) any reclassification or change of outstanding securities issuable upon exercise of this Warrant; (ii) any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification, change or exchange of outstanding securities issuable upon exercise of this Warrant); or (iii) any sale or transfer to another corporation of all, or substantially all, of the property of the Company, then, and in each such event, the Company or such successor or purchasing corporation, as the case may be, shall execute a new Warrant of like form, tenor and effect and which will provide that Holder shall have the right to exercise such new Warrant and purchase upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of securities, money and property receivable upon such reclassification, change, consolidation, merger, sale or transfer by a holder of one share of Common Stock issuable upon exercise of this Warrant had this Warrant been exercised immediately prior to such reclassification, change, consolidation, merger, sale or transfer. Such new Warrant shall be as nearly equivalent in all substantive respects as practicable to this Warrant and the adjustments provided in this Article III and the provisions of this Section 3.1, shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and transfers.

3.2 SUBDIVISION OR COMBINATION OF SHARES. If the Company shall at any time while this Warrant remains outstanding and less than fully exercised: (i) divide its Company Stock, the Warrant Price

Common Stock Warrant
Page 4

shall be proportionately reduced; or (ii) shall combine shares of its Common Stock, the Warrant Price shall be proportionately increased.

3.3 STOCK DIVIDENDS. If the Company, at any time while this Warrant is outstanding and unexpired, shall pay a dividend payable in, or make any other distribution to holders of, Common Stock (except any distribution described in Sections 3.1 and 3.2 hereof) then the Warrant Price shall be adjusted to that price determined by multiplying the Warrant Price then in effect by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

3.4 OTHER ACTION AFFECTING COMMON STOCK. If the Company takes any action affecting its Common Stock after the date hereof (including dividends and distributions), other than an action described in any of Sections 3.1 and 3.2 hereof, which would have an adverse effect upon Holder's rights hereunder, the Warrant Price shall be adjusted downward in such manner and at such time as the Board of Directors of the Company shall in good faith determine to be equitable under the circumstances.

3.5 TIME OF ADJUSTMENTS TO THE WARRANT PRICE. All adjustments to the Warrant Price and the number of shares purchasable hereunder, unless otherwise specified herein, shall be effective as of the earlier of:

     (i)   the date of issue of the security causing the adjustment;

     (ii)  the date of sale of the security causing the adjustment;

     (iii) the effective date of a division or combination of shares;

     (iv) the record date of any action of holders of any class of the Company's capital stock taken for the purpose of entitling shareholders to receive a distribution or dividend payable in equity securities, provided that such division, combination, distribution or dividend actually occurs.

3.6 NOTICE OF ADJUSTMENTS. In each case of an adjustment in the Warrant Price and the number of shares purchasable hereunder, the Company, at its expense, shall cause the Chief Financial Officer of the Company to compute such adjustment and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company shall promptly mail a copy of each such certificate to Holder pursuant to
Section 6.8 hereof.

3.7 DURATION OF ADJUSTED WARRANT PRICE. Following each adjustment of the Warrant Price, such adjusted Warrant Price shall remain in effect until a further adjustment of the Warrant Price.

3.8 ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment of the Warrant Price pursuant to this Article III, the number of shares of Common Stock purchasable hereunder shall be adjusted to the nearest whole share, to the number obtained by dividing the Aggregate Price by the Warrant Price as adjusted.

                              ARTICLE 4
                    TRANSFER, EXCHANGE AND LOSS

4.1 TRANSFER. This Warrant is transferable on the books of the Company at its principal office by the registered Holder hereof upon surrender of this Warrant properly endorsed, subject to compliance with federal and state securities laws. The Company shall issue and deliver to the transferee a new Warrant or Warrants representing the Warrants so transferred. Upon any partial transfer, the Company will issue and deliver to Holder a new Warrant or Warrants with respect to the Warrants not so transferred. Notwithstanding the foregoing, Holder shall not be entitled to transfer a number of shares or an interest in this Warrant representing less than five percent (5%) of the aggregate shares initially covered by this Warrant (as presently constituted, with appropriate

Common Stock Warrant
Page 5

adjustment being made in the event of stock splits, combinations, reorganizations and the like occurring after the issue date hereof). Any transferee shall be subject to the same restrictions on transfer with respect to this Warrant as the Purchaser.

4.2 SECURITIES LAWS. Upon any issuance of shares of Common Stock upon exercise of this Warrant, it shall be the Company's responsibility to comply with the requirements of: (1) the Securities Act of 1933, as amended; (2) the Securities Exchange Act of 1934, as amended; (3) any applicable listing requirements of any national securities exchange; (4) any state securities regulation or "Blue Sky" laws; and (5) requirements under any other law or regulation applicable to the issuance or transfer of such shares. If required by the Company, in connection with each issuance of shares of Common Stock upon exercise of this Warrant, the Holder will give: (i) assurances in writing, satisfactory to the Company, that such shares are not being purchased with a view to the distribution thereof in violation of applicable laws, (ii) sufficient information, in writing, to enable the Company to rely on exemptions from the registration or qualification requirements of applicable laws, if available, with respect to such exercise, and (iii) its cooperation to the Company in connection with such compliance.

4.3 EXCHANGE. This Warrant is exchangeable at the principle office of the Company for Warrants which represent, in the aggregate, the Aggregate Price hereof; each new Warrant to represent the right to purchase such portion of the Aggregate Price as Holder shall designate at the time of such exchange. Each new Warrant shall be identical in form and content to this Warrant, except for appropriate changes in the number of shares of Common Stock covered thereby, the percentage stated in Section 4.1 above, and any other changes which are necessary in order to prevent the Warrant exchange from changing the respective rights and obligations of the Company and the Holder as they existed immediately prior to such exchange.

4.4 LOSS OR MUTILATION. Upon receipt by the Company of evidence satisfactory to it of the ownership of, and the loss, theft, destruction or mutilation of, this Warrant and (in the case of loss, theft, or destruction) of indemnity satisfactory to it, and (in the case of mutilation) upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant.


                                ARTICLE 5
                             HOLDER RIGHTS

5.1 NO SHAREHOLDER RIGHTS UNTIL EXERCISE. No Holder hereof, solely by virtue hereof, shall be entitled to any rights as a shareholder of the Company. Holder shall have all rights of a shareholder with respect to securities purchased upon exercise hereof at the time: (i) the cash exercise price for such securities is delivered pursuant to Section 2.1 hereof and this Warrant is surrendered, (ii) of delivery of notice of cashless exercise pursuant to Section 2.2 hereof and this Warrant is surrendered, or (iii) of automatic exercise hereof (even if not surrendered) pursuant to Section 2.5 hereof.


                               ARTICLE 6
                            MISCELLANEOUS

6.1 GOVERNMENTAL APPROVALS. The Company will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under federal and state laws, which may be or become requisite in connection with the issuance, sale, and delivery of this Warrant, and the issuance, sale and delivery of the Common Stock or other securities or property issuable or deliverable upon exercise of this Warrant.

6.2 GOVERNING LAWS. IT IS THE INTENTION OF THE PARTIES HERETO THAT EXCEPT AS SET FORTH BELOW, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, U.S.A. (IRRESPECTIVE OF ITS CHOICE OF LAW PRINCIPLES) SHALL GOVERN THE VALIDITY OF THIS

Common Stock Warrant
Page 6

WARRANT, THE CONSTRUCTION OF ITS TERMS, AND THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO.

6.3 BINDING UPON SUCCESSORS AND ASSIGNS. Subject to, and unless otherwise provided in, this Warrant, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

6.4 SEVERABILITY. If any one or more provisions of this Warrant, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Warrant and the application of such provisions to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace any such void or unenforceable provisions of this Warrant with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

6.5 DEFAULT, AMENDMENT AND WAIVERS. This Warrant may be amended upon the written consent of the Company and the holders in the aggregate of the right to purchase a majority of the number of unexercised shares covered by the Warrant initially issued by the Company pursuant to the Consulting Agreement. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default. The failure to cure any breach of any term of this Warrant within ten (10) days of written notice thereof shall constitute an event of default under this Warrant.

6.6 NO WAIVER. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

6.7 ATTORNEYS' FEES. Should suit be brought to enforce or interpret any part of this Warrant, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

6.8 NOTICES. Whenever any party hereto desires or is required to give any notice, demand, or request with respect to this Warrant, each such communication shall be in writing and shall be effective only if it is delivered by personal service or mailed, United States certified mail, postage prepaid, return receipt requested, addressed as follows:

               Company:    NHancement Technologies Inc.
                           39420 Liberty Street
                           Suite 250
                           Fremont, California 94538
                           Attn: Douglas S. Zorn

               Holder:     Esmond T. Goei
                           2003 Tripiano Court
                           Mountain View, California 94040

Such communications shall be effective when they are received by the addressee thereof; but if sent by certified mail in the manner set forth above, they shall be effective three (3) business days after being deposited in the United States mail. Any party may change its address for such communications by giving notice thereof to the other party in conformity with this Section.

Common Stock Warrant
Page 7

6.9  TIME. Time is of the essence of this Warrant.

6.10 CONSTRUCTION OF AGREEMENT. A reference in this Warrant to any Section shall include a reference to every Section the number of which begins with the number of the Section to which reference is specifically made (E.G., a reference to Section 3 shall include a reference to Sections 3.5 and 3.7). The titles and headings herein are for reference purposes only and shall not in any manner affect the interpretation of this Warrant.

6.11 NO ENDORSEMENT. Holder understands that no federal or state securities administrator has made any finding or determination relating to the fairness of investment in the Company or purchase of the Common Stock hereunder and that no federal or state securities administrator has recommended or endorsed the offering of securities by the Company hereunder.

6.12 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

6.13 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Warrant.


                         NHancement Technologies Inc., a California corporation

                         By:              /s/ Douglas S. Zorn
                             -------------------------------------------------
                                 Douglas S. Zorn, Chief Financial Officer

Common Stock Warrant
Page 8

      EXHIBIT B-1

                   NOTICE OF EXERCISE OF COMMON STOCK WARRANT
                        BY CASH PAYMENT OF WARRANT PRICE

                                  DATE:__________________________

____________________________           Aggregate Price of Warrant
____________________________           Before Exercise:    $__________________
____________________________           Aggregate Price
Attention: Chief Financial Officer     Being Exercised:    $__________________

                                       Warrant Price: $___________ per share

                                       Number of Shares of Common Stock to be
                                       Issued Under this Notice: _____________

                                       Remainder Aggregate Price
                                       (if any) After Issuance: $_____________

                                 CASH EXERCISE
                                 -------------

Gentlemen:

     The undersigned registered Holder of the Common Stock Warrant delivered herewith ("WARRANT"), hereby irrevocably exercises such Warrant for, and purchases thereunder, shares of the Common Stock of NHancement Technologies, Inc., a Delaware corporation, as provided below. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings given in the Warrant. The portion of the Aggregate Price (as defined in the Warrant) to be applied toward the purchase of Common Stock pursuant to this Notice of Exercise is $______________, thereby leaving a remainder Aggregate Price (if any) equal to $__________. Such exercise shall be pursuant to the cash exercise provisions of Section 2.1 of the Warrant. Therefore, Holder makes payment with this Notice of Exercise by way of check payable to the Company in the amount of $_________. Such check is payment in full under the Warrant for __________ shares of Common Stock based upon the Warrant Price of $________ per share, as currently in effect under the Warrant. Holder requests that the certificates for the purchased shares of Common Stock be issued in the name of and delivered to "______________________", _________________________________. To the extent the foregoing exercise is for less than the full Aggregate Price, a Replacement Warrant representing the remainder of the Aggregate Price and otherwise of like form, tenor and effect should be delivered to Holder along with the share certificates evidencing the Common Stock issued in response to this Notice of Exercise.

                                          By:_______________________________
                                                        [NAME]

                                     NOTE

     The execution to the foregoing Notice of Exercise must exactly correspond to the name of the Holder on the Warrant.

Common Stock Warrant
Page 9

     EXHIBIT B-2

                NOTICE OF EXERCISE OF COMMON STOCK WARRANT
          PURSUANT TO NET ISSUE ("CASHLESS") EXERCISE PROVISIONS

                                   [DATE]


__________________________           Aggregate Price of Warrant
__________________________           Before Exercise:     $____________________
__________________________           Aggregate Price
Attention: Chief Financial Officer   Being Exercised:     $____________________

                                     Warrant Price: $________________ per share

                                     Number of Shares of Common Stock to be
                                     Issued Under this Notice: ________________

                                     Remainder Aggregate Price
                                     (if any) After Issuance: $________________


                               CASHLESS EXERCISE

Gentlemen:

     The undersigned, registered Holder of the Common Stock Warrant delivered herewith ("WARRANT", hereby irrevocably exercises such Warrant for, and purchases thereunder, shares of the Common Stock of NHancement Technologies Inc., a Delaware corporation, as provided below. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings given in the Warrant. The portion of the Aggregate Price (as defined in the Warrant) to be applied toward the purchase of Common Stock pursuant to this Notice of Exercise is $__________, thereby leaving a remainder Aggregate Price (if any) equal to $__________. Such exercise shall be pursuant to the net issue exercise provisions of Section 2.2 of the Warrant; therefore, Holder makes no payment with this Notice of Exercise. The number of shares to be issued pursuant to this exercise shall be determined by reference to the formula in
Section 2.2 of the Warrant which, by reference to Section 2.3, requires the use of the current per share fair market value of the Company's Common Stock. The current fair market value of one share of the Company's Common Stock shall be determined in the manner provided in Section 2.3, which amount has been determined or agreed to by Holder and the Company to be $__________, which figure is acceptable to Holder for calculations of the number of shares of Common Stock issuable pursuant to this Notice of Exercise
[SPECIFY ANY ALTERNATIVE ARRANGEMENTS TO THE FOREGOING, IF NECESSARY OR APPLICABLE]. Holder requests that the certificates for the purchased shares of Common Stock be issued in the name of and delivered to "___________________", __________________. To the extent the foregoing exercise is for less than the full Aggregate Price of the Warrant, a replacement Warrant representing the remainder of the Aggregate Price (and otherwise of like form, tenor and effect) shall be delivered to Holder along with the share certificate evidencing the Common Stock issued in response to this Notice of Exercise.

                                           By:______________________________
                                                         [NAME]

                                     NOTE
     The execution to the foregoing Notice of Exercise must exactly correspond to the name of the Holder on the Warrant.